EXHIBIT 11


                      TRAVEL SERVICES INTERNATIONAL, INC.
                 SCHEDULE OF COMPUTATIONS OF EARNINGS PER SHARE

                                                                      WEIGHTED
                                                                       AVERAGE
                                                           SHARES       SHARES
                                                         ---------     ---------
Three Months Ended September 30, 1996.
  Shares attributable to Auto Europe, accounting
    acquiror, at beginning of period(1)                  1,083,334     1,083,334
                                                         ---------     ---------
  Shares used in computing earnings per share three
    months ended September 30, 1996                      1,083,334     1,083,334
                                                         =========     =========

Three Months Ended September 30, 1997.
  Shares attributable to Auto Europe, accounting
    acquiror, at beginning of period(1)                  1,083,334     1,083,334
  Shares issued in consideration for acquisition of
    Founding Companies                                   2,338,891     1,652,477
  Shares issued to founders and management of TSI        2,484,501     1,755,354
  Sold pursuant to the Offering                          2,875,000     2,031,250
  Options granted during the year                          838,900       218,855
                                                         ---------     ---------
  Shares used in computing earnings per share three
    months ended September 30, 1997                      9,620,626     6,741,270
                                                         =========     =========

Nine Months Ended September 30, 1996.
  Shares attributable to Auto Europe, accounting
    acquiror, at beginning of year(1)                    1,083,334     1,083,334
                                                         ---------     ---------
  Shares used in computing earnings per share nine
    months ended September 30, 1996                      1,083,334     1,083,334
                                                         =========     =========

Nine Months Ended September 30, 1997.
  Shares attributable to Auto Europe, accounting
    acquiror, at beginning of year(1)                    1,083,334     1,083,334
  Shares issued in consideration for acquisition of
    Founding Companies                                   2,338,891       558,926
  Shares issued to founders and management of TSI        2,484,501       593,723
  Sold pursuant to the Offering                          2,875,000       687,040
  Options granted during the year                          838,900        74,024
                                                         ---------     ---------
  Shares used in computing earnings per share nine
    months ended September 30, 1997                      9,620,626     2,997,047
                                                         =========     =========

Note
(1) Shares issued to former stockholders of Auto Europe, accounting acquiror, in connection with combination.
(2) Primary and fully diluted earnings per share are the same.